                                  Exhibit 21
                                  ----------

                                                                      Exhibit 21
                        SUBSIDIARIES OF THE REGISTRANT
                        ------------------------------

The following table sets forth subsidiaries of Life Technologies, Inc. which are included in the consolidated financial statements.

                                        Percentage             Jurisdiction in
                                            of              Which Incorporated
     Name                               Ownership               or Organized
- --------------------------------------------------------------------------------
Bethesda Research Labs
 (U.K.) Ltd.                               100%  (B) (G)             England
Biomed Benelux B.V.                        100%  (E) (G)             Netherlands
Canadian Life Technologies, Inc.           100%                      Ontario
GIBCO/Bio-Cult
 Diagnostics, Ltd.                         100%  (F) (G)             Scotland
GIBCO Leasing Ltd.                         100%  (B) (G)             Scotland
GIBCO New Zealand (1989)
 Ltd.                                      100%  (D) (G)             New Zealand
Laboratory Services Ltd.                   100%                      New Zealand
Labserum Distributors
 (1980) Ltd.                               100%  (D) (G)             New Zealand
Life Technologies A.G.                     100%  (C)                 Switzerland
Life Technologies A.S.                     100%                      Denmark
Life Technologies B.V.                     100%  (C)                 Netherlands
Life Technologies (Europe)
 Ltd.                                      100%  (B) (G)             Scotland
Life Technologies Foreign
 Sales Corp.                               100%               U.S.Virgin Islands
Life Technologies
 Holdings, Unlimited                       100%                      Scotland
Life Technologies GmbH                     100%  (C)                 Germany
Life Technologies
 Investment Holdings,Inc.                  100%                      Delaware
Life Technologies Italia S.r.l.            100%                      Italy
Life Technologies Ltd.                     100%  (B)                 Scotland
Life Technologies Ltd.                     100%                      New Zealand
Life Technologies Overseas
 Ltd.                                      100%  (B)                 Scotland
Life Technologies (Pacific) Ltd.           100%                      Hong Kong
Life Technologies Pty. Ltd.                100%                      Australia
Life Technologies S.A.R.L.                 100%  (C)                 France
Life Technologies Asia Pacific Inc.        100%                      Delaware
N.V. Life Technologies S.A.                100%  (C)                 Belgium
Phoenix Chemicals Ltd.                     100%  (D) (G)             New Zealand
Prespak Plastics (1988)
 Ltd.                                      100%  (A) (G)             New Zealand
Serum Technologies Holdings, Inc.          100%                      Delaware
Life Technologies Sweden AB                100%                      Sweden
Life Technologies GIBCO
 BRL Co., Ltd.                              51%                      Republic of
                                                                  China,(Taiwan)
  (A)  Owned by Laboratory Services Ltd.
  (B)  Owned by Life Technologies
        Holdings, Unlimited
  (C)  Owned by Life Technologies
        Overseas Ltd.
  (D)  Owned by Life Technologies Ltd.
        (New Zealand)
  (E)  Owned by Life Technologies B.V.
  (F)  Owned by Life Technologies Ltd.
        (Scotland)
  (G)  Inactive

The following unconsolidated company is accounted for by the equity method. Financial statements of this company have been omitted because the company does not constitute a significant subsidiary.

                                        Percentage             Jurisdiction in
                                            of              Which Incorporated
     Name                               Ownership               or Organized
- --------------------------------------------------------------------------------
Life Technologies Oriental K.K.             50%                       Japan



                                      E-7